SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

January 28, 2005

Date of Report (Date of earliest event reported)

HEALTH CARE PROPERTY INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3760 Kilroy Airport Way

Suite 300

Long Beach, California 90806

(Address of principal executive offices) (Zip Code)

(562) 733-5100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

A. On January 28, 2005, the Board of Directors (“Board”) of Health Care Property Investors, Inc. (the “Company”) amended its 2000 Stock Incentive Plan (As Amended and Restated Effective as of May 7, 2003) (the “Plan”) to (i) remove the total return to stockholder performance condition to the grant of 600 shares of restricted stock that may be awarded to non-employee directors on an annual basis under the Plan, and (ii) increase the number of shares that are automatically granted to a person upon initial appointment or election to the Board from 2,400 to 3,000 shares. Prior to the amendment, each non-employee director was awarded on the date of each annual meeting of stockholders as of which such person continues as a director: (i) 2,400 shares of restricted stock; and (ii) if the Corporation’s total return to stockholders for the prior year exceeded the total return of the health care equity segment of the National Association of Real Estate Investment Trusts (NAREIT) by 3%, 600 additional shares of restricted stock. The Plan amendment will result in each non-employee director being awarded 3,000 shares of restricted stock on the date of each annual meeting of stockholders as of which such person continues as a director (commencing with the 2005 annual meeting of stockholders). In addition, prior to the Plan amendment, each person who was initially elected or appointed to the Board as a non-employee director was granted 2,400 shares of restricted stock on the date of such initial election or appointment. The Plan amendment will result in each person who is hereafter initially elected or appointed to the Board as a non-employee director being granted 3,000 shares of restricted stock on the date of such initial election or appointment. Reference is made to the Plan amendment, which is attached hereto as an exhibit.

B. On January 28, 2005, the Compensation Committee approved the grant of performance-based Restricted Stock Units to James F. Flaherty III, the Company’s chief executive officer, in lieu of a cash bonus for 2004 performance. The Restricted Stock Units are subject in whole or in part to forfeiture in the event the Company does not reach specified targets for Funds From Operations Per Share during fiscal 2005. Those Restricted Stock Units that are not forfeited vest on the third anniversary of the date of grant, subject to continued employment by Mr. Flaherty on that date. Vesting generally is accelerated in the event of retirement, termination other than for cause, death, disability, failure to offer employment agreement on similar terms, and change in control (each as defined and subject to the terms of the agreement). The Restricted Stock Units are paid, after and only to the extent vested, pursuant to Mr. Flaherty’s timely election, which election may be in the form of two or more annual installments over a fixed number of years. If no election is made, the Restricted Stock Units are paid on the date of vesting. Distributions may also be made in the event of an unforeseeable emergency. Payment of the vested Restricted Stock Units is made in an equal number of shares of Company Common Stock. Mr. Flaherty does not have the right to vote or dispose of the Restricted Stock Units, but does have the right to certain additional cash payments as dividend equivalents based on the amount of dividends (if any) paid by the Company during the term of the award on a number of shares equal to the number of Restricted Stock Units then outstanding subject to the award. Reference is made to the form of CEO Three Year Cliff Vesting attached hereto as an exhibit.

C. On January 28, 2005, the Compensation Committee approved the grant of performance-based Restricted Stock Units to the Company’s executive officers (including Mr. Flaherty) as future incentive. These Restricted Stock Units are subject in whole or in part to forfeiture in the event the Company does not reach specified targets for Funds From Operations Per Share during fiscal 2005. Those Restricted Stock Units that are not forfeited vest in increments of 20% per year commencing with the first anniversary of the date of grant. Vesting is accelerated in the event of retirement, death or disability and certain change in control events where the Restricted Stock Units are not assumed (each as defined and subject to the terms of the agreement). In addition, for Mr. Flaherty only, vesting is accelerated in the event of termination other than for cause, failure to offer employment agreement on similar terms, and change in control regardless of whether the Restricted Stock Units are assumed (each as defined and subject to the terms of the agreement). The Restricted Stock Units are paid, after and only to the extent vested, pursuant to the officer’s timely election, which election may be in the form of two or more annual installments over a fixed number of years. If no election is made, the Restricted Stock Units are paid on the date of vesting. Distributions may also be made in the event of an unforeseeable emergency. Payment of the vested Restricted Stock Units is made in an equal number of shares of Company Common Stock. The officer does not have the right to vote or dispose of the Restricted Stock Units, but does have the right to certain additional cash payments as dividend equivalents based on the amount of dividends (if any) paid by the Company during the term of the award on a number of shares equal to the number of Restricted Stock Units then outstanding subject to the award. Reference is made to the form of Five Year Installment Vesting and the CEO Five Year Installment Vesting attached hereto as exhibits.

D. On January 28, 2005, the Compensation Committee approved an amendment to the employment agreement with Charles Elcan, the Company’s Executive Vice President –Medical Office Operations, that deletes

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the complicated provisions regarding calculation of bonus for Mr. Elcan for 2004, provides for a 2004 bonus payment of $475,000, and further provides that future bonuses will be as determined in the discretion of the Compensation Committee. The amendment further removes the requirement that the Company pay any co-pay or deductible amounts on behalf of Mr. Elcan under any dental or medical plans. Reference is made to Amendment No.1 to the Employment Agreement of Mr. Elcan attached hereto as an exhibit.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Amendment to the 2000 Stock Incentive Plan (As Amended and Restated Effective as of May 7, 2003)

10.2	Form of CEO Three Year Cliff Vesting

10.3	Form of Five Year Installment Vesting

10.4	Form of CEO Five Year Installment Vesting

10.5	Amendment No.1 to the Employment Agreement of Mr. Elcan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE PROPERTY INVESTORS, INC.

Date: February 3, 2005	By:	/s/ Edward J. Henning
	Name:	Edward J. Henning
	Title:	Senior Vice President, General Counsel and Corporate Secretary

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